Filed pursuant to Rule 424(b)(3)

File No. 333-221584

BlueBay Destra International Event-Driven Credit Fund

November 16, 2022

Supplement to the

Prospectus and Statement of Additional Information (“SAI”),

each dated February 1, 2022

Effective immediately, RBC Global Asset Management (U.S.) Inc. no longer serves as sub-sub-adviser to the BlueBay Destra International Event-Driven Credit Fund and all references are hereby deleted accordingly.

Please retain this Supplement with your Prospectus and SAI for future reference.